EXHIBIT 99.1





October 7, 2009

Bayrock Ventures, Inc.
A Delaware corporation
305 Madison Avenue, Suite 1166
New York, NY 10165
Attn: Pavel Alpatov, Director

Dear Sir:

I hereby resign as a Director and as President, Secretary and Treasurer of Bayrock Ventures, Inc., a Delaware corporation (the "Company"), to be effective October 8, 2009. My resignation does not in any way imply or infer any dispute or disagreement relating to the Company's operations, policies or practices. I wish the Company much success in its future endeavors.

Sincerely,

/s/ William Tay
---------------------------------
William Tay